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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): March 9, 2004.

                         ONE PRICE CLOTHING STORES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Delaware                       0-15385                 57-0779028
          --------                       -------                 ----------
(State or other jurisdiction of     (Commission File No.)       (IRS Employer
incorporation or organization                                Identification No.)

                             Hwy. 290 Commerce Park
                              1875 East Main Street
                          Duncan, South Carolina 29334
                          ----------------------------
          (Address of principal executive offices, including zip code)
                                 (864) 433-8888
                                 ---------------
              (Registrant's telephone number, including area code)


                                      None.
                                     ------
                        (Former name or Former Address if
                           Changed Since Last Report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On March 9, 2004, Grant Thornton LLP ("Grant Thornton") advised One Price Clothing Stores, Inc. (the "Company") of its resignation as the Company's independent auditor. Grant Thornton further advised that it will not render a report or otherwise complete the audit of the consolidated balance sheet of the Company and its subsidiaries, as of January 31, 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended.

         Grant Thornton was appointed as the Company's independent auditor on November 10, 2003, and has not issued any reports on the Company's consolidated financial statements.

         Grant Thornton served as the Company's independent auditor from November 10, 2003, to March 9, 2004. During each of the Company's two most recent fiscal years and the subsequent interim period through March 9, 2004, which includes the time Grant Thornton served as the Company's independent auditor and the time before Grant Thornton was appointed as the Company's independent auditor, there were (i) no disagreements with Grant Thornton on any matters of accounting principal or practice, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to the subject matter of the disagreement; and (ii) no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company has provided Grant Thornton with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to this Form 8-K is a copy of Grant Thornton's letter to the Securities and Exchange Commission, dated March 24, 2004, stating its agreement with such statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 16.1 Letter from Grant Thornton to the Securities and Exchange Commission, dated March 24, 2004.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ONE PRICE CLOTHING STORES, INC.



Date:  March 25, 2004                     /s/ John J. Disa
                                          ------------------------------------
                                          John J. Disa, Chief Executive Officer